UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2022

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Woodward, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-8408	36-1984010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1081 Woodward Way

Fort Collins, Colorado 80524

(Address of Principal Executive Offices) (Zip Code)

(970) 482-5811

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001455	WWD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2022, Woodward, Inc. (the "Company") announced a streamlined Aerospace and Industrial organizational structure and leadership designed to enhance the sales experience for customers, simplify operations, and increase profitability through improved execution. In connection with the organizational changes, Sagar A. Patel, who previously served as President, Engine Systems, departed the Company effective October 18, 2022. Additionally, Roger A. Ross, who previously served as President, Aero Systems, will serve as Sr. Vice President, Missiles & Space, effective as of October 18, 2022. A copy of the press release announcing these events is filed herewith as Exhibit 99.1 and such press release is incorporated by reference herein.

Compensatory Arrangements for Mr. Patel

Mr. Patel’s separation from the Company is expected to be a Qualifying Termination, as such term is defined in Mr. Patel’s Amended and Restated Executive Severance and Change in Control Agreement, a form of which has been previously filed by the Company (see Exhibit 10.29 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021). The Company anticipates entering into a separation agreement with Mr. Patel consistent with the terms described therein.

Following any execution of the separation agreement, the Company will disclose such terms on an amendment to this Form 8-K.

Compensatory Arrangements for Mr. Ross

In connection with Mr. Ross’ acceptance of his new role, Mr. Ross and the Company entered into the Second Amended and Restated Executive Severance and Change in Control Agreement on October 18, 2022 (the “Ross Agreement”), which amends and restates his prior executive severance and change in control agreement with the Company. The Ross Agreement differs from the form previously filed with the Securities and Exchange Commission in that the Ross Agreement (i) provides that (a) all equity compensation awards issued to Mr. Ross by the Company prior to October 18, 2022 shall continue to vest in accordance with the vesting schedule set forth in the applicable award agreement, and (b) that such stock options, once vested, will continue to be exercisable until the maximum expiration date of the stock option as set forth in the applicable award agreement, and in each case, without regard to the ultimate nature or timing of Mr. Ross’ departure from the Company (other than a termination by the Company for Cause as such term is defined in its existing form Non-Qualified Stock Option Agreement), (ii) extends the notice period in which Mr. Ross would be required to provide a “Notice of Termination” (as that term is defined in the Ross Agreement) specifying the occurrence of an event that constitutes “Good Reason” (as that term is defined in the Ross Agreement and in the Amended and Restated Executive Severance and Change in Control Agreement), from 90 days to 18 months (the “Good Reason Extension”), as a result of the change in role to Sr. Vice President, Missiles & Space, (iii) the Ross Agreement will terminate on November 16, 2026, and (iv) provides that (x) during the Good Reason Extension, Mr. Ross has and retains the right to terminate his employment for Good Reason, and (y) after the expiration of the Good Reason Extension, Mr. Ross will no longer have a right to terminate for Good Reason on account of his compensation unless there is a reduction in Mr. Ross’ annual base salary or overall compensation (whether having occurred prior to or after the expiration of the Good Reason Extension) by more than 15% (or 10% if within a change of control) below the highest current annual base salary or overall target compensation of any participant in the Company’s incentive level consistent with Mr. Ross’ new role.

A copy of the Ross Agreement will be filed with the Company's Form 10-K for the year ended September 30, 2022.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements:
None
(b) Pro forma financial information:
None
(c) Shell company transactions:
None
(d) Exhibits

99.1	Press Release of Woodward, Inc. dated October 18, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Woodward, Inc.

Dated: October 18, 2022	By:	/s/ A. Christopher Fawzy
A. Christopher Fawzy
Corporate Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer